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                                                                   EXHIBIT 10.12

                                 PROMISSORY NOTE

$2,000,000                                                      December 7, 1991

        FOR VALUE RECEIVED, the undersigned, PI MEDICAL CORPORATION (the "Company"), hereby promises to pay to the order of RICHARD G. SASS (the "Lender"), the principal sum of $2,000,000 (or such lesser amount as shall equal the aggregate unpaid principal amount of the advances noted on the attached Schedule A), in lawful money of the United States of America on December 7, 2001 (the "Final Payment Date"), along with any remaining unpaid interest. The interest rate on the amounts borrowed shall be equal to the federal long term rate as defined in Internal Revenue Code Section 1274(d). Interest shall be payable annually, on December 1 of each year, but may be deferred and added to principal if certain cash flow requirements are not met, as set forth in a Loan Agreement between Lender and the Company, dated as of the date hereof, the terms of which are incorporated herein.

        The amount and date of each advance made by Lender to the Company, and each payment or prepayment made on account of the principal of this Note, shall be recorded by Lender and endorsed by Lender on the attached Schedule A.

        The Company may repay any amount of principal at any time prior to the Final Payment Date, without penalty.

        If the Company fails to pay principal or interest when due, the Company will pay Lender such further amounts as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

        This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Oregon, without regard to choice of law rules.

        The debt evidenced by this Note is secured by a security interest in the Company's assets pursuant to a Security Agreement dated as of the date hereof. Failure to pay principal or interest when due, or the occurrence or existence of an event of default under the Security Agreement or in any other instrument securing and/or evidencing this indebtedness, shall constitute an event of default under this Note and shall entitle Lender, at its option, to accelerate the then outstanding indebtedness hereunder and take such other action as may be provided for in the Loan Agreement or the Security Agreement. Failure to exercise such option on the occurrence of any event of default shall not prevent the exercise of such option upon the reoccurrence of such event of default or upon the occurrence of any other event of default. In the event of default in payment of indebtedness under this Note, Lender shall be entitled to all rights and remedies available to a lender under the Oregon Uniform Commercial Code.

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        To the extent permitted by applicable law, the Company, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest, diligence in collection and the benefit of any exemption or insolvency laws. The Company also waives any rights to any stay of execution as well as all rights to setoff.

                                      PI MEDICAL CORPORATION



                                      By:    /s/ RICHARD MURIE
                                             ---------------------------------
                                      Name:
                                      Title:  Vice President and
                                              General Manager